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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 1993, with respect to the consolidated statement of operations of Dona Ana Savings and Loan Association, F.A. included in the Registration Statement and related Prospectus of Matrix Capital Corporation for the registration of 2,012,500 shares of its common stock.



Kriegel & Co., Ltd.
Las Cruces, New Mexico

September 25, 1996